                                                                   EXHIBIT 16(b)

          NORTH CAROLINA MUNICIPAL BOND FUND CLASS B (9/25/92-1/31/93)
                         AVERAGE ANNUAL AND TOTAL RETURNS

                                                                       Since        Since
                                                                     Inception    Inception
                                                                    Avg. Annual     Total
                                                                      Return        Return*
                                                                    -----------   ----------
Initial Investment...............................................     $1,000.00   $ 1,000.00
Divided by Max. Offer. Price.....................................             -            -
                                                                    -----------   ----------
Divided by Net Asset Value.......................................         10.00        10.00
                                                                    -----------   ----------
Equals Shares Purchased
Plus Shares Acquired through Dividend Reinvestment...............          1.54         1.54
                                                                    -----------   ----------
Equals Shares Held at 1/31/93....................................
Multiplies by Net Asset Value at 1/31/93.........................         10.22        10.22
                                                                    -----------   ----------
Equals Ending Redeemable Value at $1,000 Investment
 (ERV) at 1/31/93................................................      1,037.74     1,037.74
                                                                    ===========   ==========
Divided by $1,000 (P)............................................
Subtract 1.......................................................
Expressed as a percentage equals the Aggregate Total
 Return for the Period (T).......................................          3.77%
                                                                    ===========
Expressed as a percentage equals the Aggregate Total
  Return for the Period..........................................                       3.77%
                                                                                  ==========
ERV divided by P.................................................
Raise to the power of............................................
Equals...........................................................
Subtract 1.......................................................
Expressed as a percentage equals the Average
  Annualized Total Return........................................         -0.65%
                                                                    ===========

--------
*Does not include sales charge for the period.

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING JANUARY 31,1993

                 NORTH CAROLINA MUNICIPAL BOND FUND- CLASS B

Long item income generally based on yield to maturity times
 market value of each security..................................       $90,268
Plus short term income accrued for the past thirty days.........         9,022
                                                                   -----------

Equals Total Income.............................................        99,290
Less expenses for the past thirty days..........................       (10,873)
                                                                   -----------
Equals net monthly income for yield calculation.................        88,418
                                                                   -----------
Average shares outstanding for 30 days..........................     2,172,621
Times the Net Asset Value.......................................         10.20
                                                                   -----------
Equals total dollars............................................   $22,160,732
                                                                   -----------
Net monthly income divided by total dollars equals..............   0.003989833
                                                                   ===========
Add 1...........................................................   1.003989833
                                                                   -----------
Raise to the power of 6.........................................   1.024179054
                                                                   -----------
Subtract 1......................................................   0.024179054
                                                                   -----------
Times 2.........................................................   0.048358108
                                                                   -----------
Expressed as a percentage equals the Standardized Yield
  for 30 day period.............................................          4.84%
                                                                   ===========
Tax Rate........................................................          0.28%
x = 1 minus Tax Rate............................................          0.72%
Standardized Yield divided by x equals Tax Equivalent
  Yield for 30 day period.......................................          6.72%*
                                                                   ===========

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*The SEC standardized 30 day yield for North Carolina Municipal Bond Fund-Class
 B would be 3.64% without voluntary reimbursement. The tax equivalent yield would be 5.06%.